EXHIBIT 10.52

                               PNM RESOURCES, INC.
                         EXECUTIVE SPENDING ACCOUNT PLAN

                            Effective January 1, 2004



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                                TABLE OF CONTENTS
                                                                           Page



INTRODUCTION............................................................... 1

DEFINED TERMS.............................................................. 2

GENERAL INFORMATION ABOUT THE PLAN......................................... 5

ELIGIBILITY AND PARTICIPATION REQUIREMENTS................................. 6

SUMMARY OF PLAN BENEFITS................................................... 9

HOW THE PLAN IS ADMINISTERED............................................... 10

CLAIMS PROCEDURES.......................................................... 11

AMENDMENT OR TERMINATION OF THE PLAN....................................... 14

NO CONTRACT OF EMPLOYMENT.................................................. 14


                                      -i-

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                                    ARTICLE 1
                                  INTRODUCTION

Public Service Company of New Mexico ("PNM") adopted the "Amended and Restated Medical Reimbursement Plan of Public Service Company of New Mexico" (the "MERP") effective January 1, 1980. The MERP was amended and restated in its entirety effective September 1, 1991 at which time it was renamed the "Second Restated and Amended Public Service Company of New Mexico Executive Medical Plan." Effective November 30, 2002, PNM transferred sponsorship of the MERP to PNM Resources, Inc. ("PNM Resources"). Effective January 1, 2002, PNM Resources initiated an Executive Spending Account (the "ESA").

From March 1, 2001 through April 30, 2002, the MERP was fully insured and the benefits were provided by Connecticut General Life Insurance Company ("CIGNA"). Effective May 1, 2002, a decision was made that benefits under the MERP should again be provided on a self-funded basis. The benefits provided under the ESA are, and always have been, self-funded.

Effective December 1, 2002, PNM Resources merged the MERP with and into the ESA and amended and restated both plans in the form of a combined program known as the "PNM Resources, Inc. Executive Spending Account Plan" (the "Plan").

Effective February 15, 2003, PNM Resources amended and restated the Plan in its entirety in order to: (1) eliminate the Tier A and Tier B Benefit Limits, and instead provide for one overall Benefit Limit; (2) eliminate the gross-up feature that applied to Tier A Covered Expenses; (3) increase the overall Benefit Limit in order to replace the gross-up feature that applied to Tier A; and (4) allow long-term care insurance premiums for the Participant and certain members of the Participant's family to be reimbursed under the Plan.

Effective January 1, 2004, PNM Resources, by this document, intends to amend and restate the Plan in its entirety in order to make certain provisions of the Plan more consistent with the other benefits plans and programs sponsored by the Company.

PNM Resources maintains the Plan to provide a select group of Company executives with additional remuneration in the form of reimbursements for: (i) medical benefits beyond the medical benefits available to the executives under any medical insurance under which they are covered; and (2) other expenses such as income tax preparation costs, costs for estate planning and financial counseling services, and insurance premiums for health, accident, disability, life, dependent life, long-term care, home, auto and personal umbrella insurance. The benefits provided under the Plan are paid from the general assets of PNM Resources and those of its affiliates that have adopted the Plan with each Company bearing the costs and expenses of providing benefits accrued by its Employee-Participants during periods while they are employed by that Company. Such costs and expenses are allocated among the Companies in accordance with (i) agreements entered into between PNM Resources and any participating affiliate, or (ii) in the absence of such an agreement, procedures adopted by PNM Resources. Because benefits are paid from the general assets of the Company, pursuant to Department of Labor regulation Section 2520.104-24 the Plan is exempt from most of the reporting and disclosure requirements of Part 1 of Title I of ERISA, including the requirement to provide a summary plan description and the requirement to file a Form 5500 - Annual Report.

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                                    ARTICLE 2
                                  DEFINED TERMS

Capitalized terms used in the Plan have the following meanings:

Benefit Limit: The maximum amount for which you and your Dependents, together, may seek reimbursement each Paycheck Year for Covered Expenses. Shortly before each Paycheck Year, you will be notified of your Benefit Limit for the Paycheck Year. Any portion of the Benefit Limit that remains unused at the end of a Paycheck Year may not be carried over to the following Paycheck Year.

                           Prior to February 15, 2003, the Plan had Tier A and Tier B Benefit Limits. Effective February 15, 2003, the Tier A and Tier B Benefit Limits are eliminated and replaced with one overall Benefit Limit. Due to the elimination of the Tier A Benefit Limit and the gross-up feature that applied to that limit, the Benefit Limit for each Participant who is a vice-president will be increased by $2,000 and the Benefit Limit for all other Participants will be increased by $3,000. The Benefit Limit increase described in the preceding sentence is effective February 15, 2003. On or shortly thereafter, each Participant will be notified of his or her new overall Benefit Limit, which will include the $2,000 or $3,000 increase, as applicable.

Benefits Department:       The organizational unit of the Company responsible
                           for administering benefit programs.

Code:                      The Internal Revenue Code of 1986, as amended.

Company: PNM Resources, Inc. ("PNM Resources") and any affiliate that has adopted the Plan with the approval of PNM Resources. Any affiliate that adopted the Plan prior to the assumption of the sponsorship of the Plan by PNM Resources, including Public Service Company of New Mexico, shall continue to participate in the Plan.

Covered Expense:           Expenses  incurred  by the  Participant  or a
                           Dependent during the current or preceding Paycheck
                           Year, while covered by the Plan, for any of the following: (1) medical care as defined in Section
                           213(d) of the Code to the extent that no benefits are payable for such medical care under the Participant's
                           Medical Insurance (by way of example, and not limitation, medical care, dental care, vision care, premiums for medical care and qualified long-term care (whether paid on a pre-tax or after-tax basis), transportation primarily for and essential to medical care, and amounts paid for lodging (not lavish or extraordinary under the circumstances) while away

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                           from home primarily for and essential to medical care
                           would all be treated as Covered Expenses under this item (1)); (2) income tax preparation; (3) estate planning (including preparation of wills and trusts);
                           (4) financial counseling, but excluding brokerage fees or commissions; (5) financial management services (this would include, for example, the services provided by a management firm that manages your real estate investments); (6) premiums covering the Participant and his or her Dependents for accident, disability, life, dependent life, and/or supplemental insurance (similar to AFLAC), whether paid for by the Participant as a private party or deducted from the Participant's salary under a PNM Resources benefit program; (7) premiums for home, auto or personal liability umbrella insurance; or (8) premiums covering the Participant or Family Members for long-term care insurance, whether paid for by the Participant as a private party or deducted from the Participant's salary under a PNM Resources benefit program. An expense that qualifies as a Covered Expense pursuant to item (1) above, is "incurred" when the underlying medical care is provided, regardless of when you are billed or pay for such medical care, unless the medical care for which you are seeking reimbursement is for insurance premiums covering medical care or qualified long-term care, in which case such expense is "incurred" on the date on which you are billed for the premium. An expense that qualifies as a Covered Expense pursuant to items (2),
                           (3), (4), (5), (6), (7) or (8) above, is "incurred"
                           as of the date on which you are billed for the expense or premium.

Dependent:                 A Participant's "Dependents" as defined by the
                           Medical Plan who are eligible to be enrolled in the Medical Plan regardless of whether they are actually enrolled in that plan.

Effective Date:            January 1, 2004.

Employee:                  A full-time  employee of the Company  scheduled  to
                           work at least 32 hours per week, or a regular part-time or job share employee scheduled to work at least 20 hours per week. Employee does not include:
                           leased employees or workers; independent contractors, consultants or similar self-employed workers;
                           temporary employees or workers; interns; co-op employees or workers; seasonal employees or workers, other contingent workers, or any employee of any affiliate or related entity unless specifically approved by the Company.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Family Members:            Any of the following individuals between the ages of
                           18 and 80:

                                o  the legally married spouse of a Participant;

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                                o  the natural, adoptive or
                                   step-parents/grandparents of a Participant and their spouse;

                                o the natural, adoptive or step-siblings of a Participant and their spouse;

                                o the natural, adoptive or stepchildren of a Participant and their spouse.


HIPAA: The Health Insurance Portability and Accountability Act of 1996, as amended.

Medical Insurance: Medical insurance coverage under any of the following: (1) The PNM Resources, Inc. Benefits My Way Plan, Program 2, Medical Plan, effective January 1, 2003, as amended from time to time, or any successor plan; (2) any other employer maintained medical plan covering the Participant and his or her Dependants; and (3) any other medical insurance covering the participant and/or his or her Dependents.

NMHPA:                     The Newborns' and Mothers' Health Protection Act of
                           1996, as amended.

Participant:               An Employee who is eligible to participate in this
                           Plan pursuant to Article 4.

Paycheck Year:             The Paycheck Year commences on the third
                           Saturday before the final paycheck for a calendar year is paid and ends on the third Friday before the final paycheck for the next calendar year is paid.
                           For example, the final paycheck for the 2003 calendar year will be issued on Wednesday, December 24, 2003.
                           This means that the 2004 Paycheck Year will commence on December 6, 2003 and end on December 3, 2004.

Plan: The PNM Resources, Inc. Executive Spending Account Plan, as set forth in this document.

Plan Administrator:        PNM  Resources,  Inc.  Benefits  Governance
                           Committee or other such person or committee designated by the Company as the Plan Administrator.

Plan Sponsor:              PNM Resources.

PNM Resources:             PNM Resources, Inc.

Qualifying Event:          A Participant's termination of employment,
                           reduction in hours, divorce, legal separation, death or becoming eligible for Medicare, and a child ceasing to meet the Plan's definition of Dependent.

WHCRA: The Women's Health and Cancer Rights Act of 1998, as amended.

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                                    ARTICLE 3
                       GENERAL INFORMATION ABOUT THE PLAN

Plan Name:                 PNM Resources, Inc. Executive Spending Account Plan.

Plan Year:                 January 1 through December 31

Plan Number:               601

Original Effective Date:   The MERP was originally  effective  January 1, 1980.
                           The ESA was first effective January 1, 2002.

Funding Medium:            The Plan is  self-funded.  This means that the
                           Company pays benefits out of its general assets.
                           Participants are not required to pay a premium in order to participate in the Plan.

Plan Sponsor:              PNM Resources, Inc.
                           Alvarado Square, Mail Stop 3101
                           Albuquerque, NM  87158
                           (505) 241-2700

Plan Sponsor's Employer    85-0468296
Identification Number:

Plan Administrator &       PNM Resources, Inc.
Named Fiduciary:           Alvarado Square, Mail Stop 3101
                           Albuquerque, NM  87158
                           (505) 241-2700
                           Attention: Benefits Governance Committee

                           The Plan is administered by the Benefits Governance Committee or other such person or committee designated by the Company as the Plan Administrator.

Agent for Service of       Patrick Ortiz, General Counsel
Legal Process:             Public Service Company of New Mexico
                           Alvarado Square, Mail Stop 2822
                           Albuquerque, NM  87158
                           (505) 241-2700

Applicable Law:            The validity,  interpretation,  construction and
                           performance of the Plan shall be governed by the laws of the State of New Mexico, unless preempted by ERISA.

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                                    ARTICLE 4
                   ELIGIBILITY AND PARTICIPATION REQUIREMENTS

Eligibility:                 You are  eligible to  participate  in the Plan if
                             you are an Employee of the Company and you are a vice-president or higher-ranking officer of the Company. Your spouse and "Dependents," as defined in Article 2 are eligible to participate in the Plan if you are.

Termination of               Your  participation  in the Plan terminate as of
Participation:               the earliest of: (1) the date you terminate
                             employment with the Company; (2) the date you cease to be a vice-president or higher ranking officer of the Company; (3) the date your coverage under all other Medical Insurance ceases; or (4) the date the Plan is terminated.

                             Coverage for your Dependents (including your spouse) stops when your coverage stops. Their coverage will also stop if they cease being your Dependent.

COBRA: If coverage for you or your Dependents (including your spouse) ceases because of certain "Qualifying Events," specified in a federal law called COBRA, then you or your Dependents may have the right to purchase continuing coverage under the Plan for a limited period of time. As permitted by law, the Company may impose an administrative fee (usually 2%) for this coverage. This right to continue coverage only applies to the portions of the Plan that reimburse medical care expenses.

Effect of                    If a Participant or Dependent's participation in
Termination of               the Plan terminates, any Covered Expenses incurred
Participation on             by the Participant or Dependent before his or her
Reimbursements:              participation terminated will be eligible for
                             reimbursement even though such reimbursement is not requested or processed before such termination date. Except as required by COBRA, Covered Expenses incurred after such termination date will not be eligible for reimbursement even though the Participant may not have used all or some portion of his or her Benefit Limit. The following examples illustrate how these rules operate:

                             Example 1: Assume that a Participant terminates employment on June 30, and as of such date has been reimbursed $2,500 under the Plan. Before terminating employment, while still covered by the Plan, the Participant incurred an additional $750 of Covered Expenses. The Participant is entitled to receive a reimbursement in the amount of $750.

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                             Example 2: Assume that a Participant ceases to be a
                             vice president or higher-ranking officer on September 30, and as of such date has been reimbursed $500 under the Plan. After changing employment status, while no longer covered by the Plan, the Participant incurs an additional $1,750 of Covered Expenses. The Participant is not entitled to receive a reimbursement for the amounts incurred after her participation is terminated.

Effect of                    If a Participant is promoted during a Paycheck Year
Promotion or                 and such promotion causes the Participant to be
Demotion on                  subject to a higher Benefit Limit, Covered Expenses
Reimbursements:              incurred before the increased limit takes effect
                             will be eligible for reimbursement as long as they were incurred while the Participant was covered by the Plan. If a Participant is demoted during a Paycheck Year and such demotion causes the Participant to be subject to a lower Benefit Limit, Covered Expenses incurred before the decreased limit takes effect will be subject to reimbursement as long as they were incurred while the Participant was covered by the Plan. The following examples illustrate how these rules operate:

                             Example 1: Assume that a Participant is promoted from vice president to senior vice president on October 1st. Assume further that as vice president, the Participant's Benefit Limit was $13,000 and as senior vice president, the Participant's Benefit Limit is $18,000. Before being promoted, and while covered by the Plan, the Participant incurred $19,000 of Covered Expenses but has only been reimbursed for $13,000. As of October 1st, the Participant is entitled to be reimbursed an additional $5,000 because of the $18,000 Benefit Limit to which the Participant is now subject.

                             Example 2: Assume that a Participant is demoted from senior vice president to vice president on July 1st. Assume further that as senior vice president, the Participant's Benefit Limit was $18,000 and as vice president, the Participant's Benefit Limit is $13,000. Before being demoted, and while covered by the Plan, the Participant incurred $15,000 of Covered Expenses but has only been reimbursed for $13,000. As of October 1st, the Participant is entitled to be reimbursed for the $2,000 of Covered Expenses that were incurred before October 1st, even though the Participant is now subject to a $13,000 Benefit Limit.

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                             Example 3: Assume that a Participant is demoted
                             from senior vice president to vice president on November 1st. Assume further that as senior vice president, the Participant's Benefit Limit was $18,000 and as vice president, the Participant's Benefit Limit is $13,000. Before being demoted, and while covered by the Plan, the Participant incurred $10,000 of Covered Expenses and had been reimbursed for the full $10,000. After being demoted, the Participant incurs an additional $8,000 of Covered Expenses. The Participant is entitled to receive a reimbursement of $3,000 because as of November 1st, the Participant is now subject to a $13,000 Benefit Limit.


Effect of Benefit            Effective February  15,  2003, the  Benefit  Limit
Limit Increase:              for  each  Participant  who  is  a  vice-president
                             will be increased by $2,000 and the Benefit Limit for all other Participants will be increased by $3,000. If a Participant or Dependent's participation in the Plan terminates before such date, he or she will not be eligible to receive the increase. The increased Benefit Limit may be used to pay Covered Expenses incurred before February
                             15, 2003. The following examples illustrate how these rules operate:

                             Example 1: Assume that a Participant terminated employment on February 10, 2003. Assume further that the Participant's Tier A plus Tier B Benefit Limits equaled $10,000. Before terminating employment, and while covered by the Plan, the Participant incurred $14,000 of Covered Expenses, and had been reimbursed for $10,000. Because the Participant's participation in the Plan stopped on February 10, 2003, he is not entitled to receive an additional reimbursement.

                             Example 2: Assume that a Participant's Tier A plus Tier B Benefit Limits equaled $10,000. On February 15, 2003, the Participant's overall Benefit Limit is increased by $3,000 for an overall Benefit Limit of $13,000. During January 2003, the Participant, while covered by the Plan, incurred $14,000 of Covered Expenses and was reimbursed in the amount of $10,000. Of the $10,000 reimbursement, $3,000 was grossed-up for income taxes so the Participant received a total reimbursement of $12,000. Even though the Participant incurred the Covered Expenses before February 15, 2003, she is entitled to receive an additional reimbursement of $1,000 due to the increased Benefit Limit.

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                                    ARTICLE 5
                            SUMMARY OF PLAN BENEFITS

Benefit               If an expense qualifies as a Covered Expense, the Company
Structure:            will reimburse you for 100% of the Covered Expense under
                      the Plan up to the Benefit Limit. Once you and your Dependents, together, reach the Benefit Limit, no benefits will be paid to you under the Plan for the remainder of the Paycheck Year. Before you submit a claim for reimbursement under the Plan, you must first submit it for payment under your Medical Insurance if the underlying expense is for medical care.

Tax Treatment         The expenses reimbursed under the Plan must be included in
of Benefits:          the Participant's taxable income  for the calendar year in which the Participant receives the reimbursement, rather than the calendar year in which the underlying expense is incurred. Reimbursements approved by the Benefits
                      Department will be added to your regular paycheck. The additional income will be reflected on your W-2 for the calendar year in which the additional income is paid to you. Prior to May 1, 2002, the benefits provided under the MERP were not includable in the Participant's taxable income because the benefits provided under the MERP were fully insured by CIGNA. Accordingly, any reimbursements received from CIGNA are not includable in the Participant's taxable income.

Compliance with       The Plan will provide benefits in accordance with the
Federal Laws:         applicable  requirements of federal laws, such as COBRA,
                      HIPAA, NMHPA and the WHRCA. For example, the Plan, as required by the WHCRA provides benefits for mastectomy-related services including reconstruction and surgery to achieve symmetry between breasts, prostheses, and complications from mastectomy (including lymphedema).
                      Call the Benefits Department for more information.

Qualified             The Plan will also provide benefits to an Employee's
Medical               non-custodial Dependent child as required by any qualified
Child                 medical child support order, or "QMCSO" (as defined in
Support               ERISA Section 609(a)). The Plan has detailed procedures
Orders:               for determining whether an order qualifies as a QMCSO.
                      Participants and beneficiaries can obtain, without charge, a copy of such procedures from the Benefits Department.

Benefits for          The Plan will  provide  benefits to  Dependent  children
Adopted Children:     placed with an Employee for adoption under the same terms
                      and conditions as apply in the case of Dependent children who are natural children, in accordance with ERISA Section
                      609(c).

Special               The Plan may not, under Federal law, restrict benefits for
Rights Upon           any hospital length of stay in connection with childbirth
Childbirth:           for the mother or newborn child to less than 48 hours
                      following a normal vaginal delivery, or less than 96 hours following a cesarean section. However, Federal law generally does not prohibit the mother's or newborn's attending provider, after consulting with the mother, from discharging the mother or her newborn earlier than the above periods. In any case, the Plan may not, under Federal law, require that a provider obtain authorization from the Plan for prescribing a length of stay not in excess of the above periods.

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                                    ARTICLE 6
                          HOW THE PLAN IS ADMINISTERED

Plan Administration:      The Plan is administered by the Plan  Administrator.
                          The Plan Administrator may delegate some (or all) of its authority hereunder to the Benefits Department or other person or committee designated by the Company.

                          The Plan Administrator also may engage agents and obtain other assistance from the Company, including Company counsel. The Plan Administrator shall not be responsible for any action taken or not taken on the advice of legal counsel. The Plan Administrator is given specific authority to allocate and revoke responsibilities among its members or designees. When the Plan Administrator has allocated authority pursuant to the foregoing, the Plan Administrator shall not be liable for the acts or omissions of the party to whom such responsibility has been allocated, except to the extent provided by law.

                          The principal duty of the Plan Administrator is to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. The administrative duties of the Plan Administrator include, but are not limited to, interpreting the Plan, and prescribing applicable procedures. The Plan Administrator is also responsible for determining eligibility for and the amount of any benefits payable under the Plan and prescribing claims procedures to be followed and the claims forms to be used by employees for making claims under the Plan. The Plan Administrator also has the authority to require Employees to furnish it with such information as it determines necessary for the proper administration of the Plan.

                          If you have any questions regarding the Plan, please contact the Benefits Department or the Plan Administrator.

Discretionary             The  Plan   Administrator   shall  have  the
Authority                 discretionary   authority   to  perform  its
to Act:                   administrative  responsibilities  described  in this
                          Plan as necessary or appropriate to enable the Plan
                          Administrator to properly carry out such responsibilities. The decisions of the Plan
                          Administrator upon all matters within the scope of the Plan Administrator's respective authority shall be binding and conclusive upon all persons.


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                                    ARTICLE 7
                                Claims Procedures

Reimbursement             The Benefits Department is responsible for evaluating
Requests:                 all reimbursement requests under the Plan.  You must
                          submit all reimbursement requests to the Benefits
                          Department in accordance with its procedures;
                          provided, however, that each December (or more frequently if you request), the Benefits Department will calculate the insurance deductions that have been taken from your pay during the Paycheck Year, and will submit these for reimbursement on your behalf.

                          Reimbursement requests should be submitted as soon as possible after the underlying expense is "incurred," although, for repetitive expenses, you may want to submit your request when you have other expenses, or at some fixed interval, such as every three or six months. See the definition "Covered Expense" to determine when an expense is incurred. Please keep in mind that to be reimbursed, an expense must be submitted for reimbursement no later than the end of the Paycheck Year following the Paycheck Year in which the expense was incurred.

                          In order to count against the Benefit Limit for a given Paycheck Year, a properly documented reimbursement request must be sent to the Benefits Department on or before the last day of such Paycheck Year. Any properly submitted reimbursement requests submitted to the Benefits Department during a Paycheck Year will be taxable income to the Participant for the calendar year that commences during the Paycheck Year. For example, the 2004 Paycheck Year will commence on December 6, 2003 and end on December 3, 2004. Thus any requests submitted from December 6, 2003 through December 3, 2004 will be taxable income to the Participant for the 2004 calendar year.

                          To facilitate recordkeeping and reimbursements, expenses submitted at least 3 days before pay period end will be processed and reimbursed during that same payroll period. Expenses submitted after such deadline will be processed and paid during the following payroll period.

                          If a reimbursement request is for medical care, you must first submit the claim for payment to your Medical Insurance, and submit a copy of the resulting explanation of benefits ("EOB") to the Benefits Department as documentation of the expense. On all reimbursement requests, be sure to include the name of the provider, the nature of the service rendered, and your name on the receipt or invoice. If the claim is in the category of health (other than for prescription drugs), the ICD-9 code assigned by the provider will suffice in place of the nature of the service rendered. Cancelled checks and credit card receipts cannot be used as the sole documentation of an expense submitted for reimbursement.

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Dissatisfaction with      If  a  you  are  dissatisfied  with  the
Decision:                 determination  of  your  benefits,   eligibility,
                          participation or any other right or interest under this Plan, you may file a written statement setting forth the basis of the claim with the Benefits
                          Department in a manner prescribed by the Benefits
                          Department. In connection with the determination of a claim, or in connection with the review of a denied claim, you may examine this Plan and any other pertinent documents generally available to
                          Participants relating to the claim and you may submit written comments, documents, records and other information relating to the claim for benefits.

Notice                    A written notice of the disposition of any such claim
of Decision:              will be furnished to you within 90 days after the
                          claim is filed with the Benefits Department, provided that the Benefits Department may have an additional period of up to 90 days to decide the claim if it determines that special circumstances require an extension of time to decide the claim and it advises you in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.

Content of Notice:        The notice of disposition of a claim shall set forth:

                          o        the specific reasons for denial of the claim;

                          o reference to the specific Plan provisions upon which the determination is based;

                          o a description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary; and

                          o an explanation of the Plan's appeal procedure and an explanation of the time limits applicable to the Plan's appeal procedures, including a statement of your right to bring a civil action under Section 502(a) of ERISA, following an adverse benefit determination on review.

Appeal of                 Within 60 days after receiving the written notice of
Denied Claim:             the Benefits Department's  disposition of the claim,
                          you, or your duly authorized representative, may request in writing that the Plan Administrator review the denied claim. You may submit a written statement of your claim (including any written comments, documents, records and other information relating to the claim) and the reasons for granting the claim. The
                          Plan Administrator shall have the right to request of and receive from a claimant such additional information, documents or other evidence as the Plan
                          Administrator may reasonably require. If you do not request a review of the denied claim within 60 days after receiving written notice of the Plan
                          Administrator's disposition of the claim, you will be deemed to have accepted the Benefits Department's written disposition, unless you have been physically or mentally incapacitated so as to be unable to request review within the 60-day period. The review

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

                          shall take into account all comments, documents, records and other information submitted by you relating to the claim, without regard to whether such documents, records or other information were submitted or considered in the initial benefit determination.

Decision                  A decision on appeal shall be rendered, in writing,
on Appeal:                by the Plan Administrator ordinarily not later than
                          60 days after you request review of a denied claim, and a written copy of such decision shall be delivered to you. If special circumstances require an extension of the ordinary period, the Plan Administrator will notify you of the extension with such notice containing an explanation of the special circumstances requiring the extension and the date by which the Plan
                          Administrator expects to render a decision. Any such extension will not extend beyond 60 days after the end of the ordinary period.

                          The denial notice shall set forth:

                          o        the specific reasons for denial of the claim;

                          o reference to the specific Plan provisions upon which the denial is based;

                          o a statement that you are is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the your claim for benefits; and

                          o a statement of your right to bring a civil action under Section 502(a) of ERISA.

Right to Examine          In connection with the determination of a claim, or in
Plan Documents            connection with review of a denied claim or appeal,
and to                    you may examine the Plan and any other pertinent
Submit                    documents generally available to Participants relating
Materials:                to the claim and you may submit written comments,
                          documents, records and other information relating to your claim for benefits. Upon request and free of charge, you will be provided reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits, with such relevance to be determined as set forth below under "Relevance of Documents."

Relevance                 For purpose of this Article 7, documents, records,
of Documents:             or other information shall be considered "relevant"
                          to your claim for benefits if such documents, records or other information:

                          o        were relied upon in making the benefit
                                   determination;

                          o were submitted, considered, or generated in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon in making the benefit determination; or

                          o        demonstrate compliance with the
                                   administrative processes and safeguards
                                   required by this Article 7 regarding the making of the benefit determination.

Decisions Final and       To the extent  permitted  by law, a decision on review
Procedures Mandatory:     by the Plan  Administrator  shall be binding  and
                          conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Article shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Plan Administrator may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

Time for Filing Legal     Any  legal or  equitable  action  filed in  connection
or Equitable Action:      with the Plan by you or by  another person  claiming
                          rights through you must be commenced not later than the earlier of: (1) the shortest applicable statute of limitations provided by law; or (2) two years from the date the written copy of the Plan Administrator's decision on appeal is delivered as described above.


                                    ARTICLE 8
                      AMENDMENT OR TERMINATION OF THE PLAN

PNM Resources, as Plan Sponsor, has the right to amend or terminate the Plan at any time. The Plan may be amended or terminated by a written instrument duly adopted by PNM Resources or any of its delegates.


                                    ARTICLE 9
                            NO CONTRACT OF EMPLOYMENT

The Plan is not intended to be, and may not be construed as constituting, a contract or other arrangement between you and the Company to the effect that you will be employed for any specific period of time.

         IN WITNESS WHEREOF, PNM Resources, Inc. has caused this Plan to be executed as of this __9th__ day of December, 2003.

                      PNM RESOURCES, INC.


                      By:      /s/  Alice A. Cobb
                         ------------------------------------------------------
                      Its: Senior Vice President, People Services & Development
                         ------------------------------------------------------

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